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                                                                    Exhibit 3.22



                       CERTIFICATE OF FIRST AMENDMENT TO

                     CERTIFICATE OF LIMITED PARTNERSHIP OF

                           INTERNATIONAL FUELS, L.P.

                    CHANGING NAME OF LIMITED PARTNERSHIP TO

                      HUNTSMAN INTERNATIONAL FUELS, L.P.


     This Certificate of First Amendment (this "Certificate") to Certificate of Limited Partnership of International Fuels, L.P. (the "Partnership") is being executed and filed by the undersigned General Partner (the "General Partner") under the Texas Revised Limited Partnership Act to reflect the change of the name of the Partnership.

     1.   The name of the Partnership was International Fuels, L.P.

     2. Effective October 1, 2000, the name of the Partnership is Huntsman International Fuels, L.P. The Partnership's original Certificate of Limited Partnership is hereby amended to so provide.

     IN WITNESS WHEREOF, the General Partner has executed this Certificate as of the 2/nd/ day of October, 2000.


                                 GENERAL PARTNER:

                                   EUROFUELS LLC,
                                   a Delaware limited liability company,


                                   By: /s/ Don H. Olsen
                                      ---------------------------------------
                                   Name:   Don H. Olsen
                                        -------------------------------------
                                   Title:  Vice President
                                         ------------------------------------